Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® and Carahsoft Team to Provide Government with

Secure Information Exchange Solutions

SAN ANTONIO, TEXAS, March 18, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of file transfer solutions, today announced an exclusive partnership with Carahsoft Technology Corporation, a trusted government IT solutions provider with headquarters in Reston, Virginia. Under the terms of the agreement, Carahsoft will add GlobalSCAPE's solutions to its General Services Administration (GSA) Schedule. Carahsoft also will provide proactive sales and marketing support to drive demand for GlobalSCAPE's solutions within the federal, state, and local government markets.

With the Carahsoft partnership, government-wide customers can order GlobalSCAPE solutions directly from the Carahsoft GSA Schedule or through the GSA Advantage!® online shopping and ordering system. "We are thrilled to partner with Carahsoft to meet government demand for secure information exchange solutions," said Jeff Gehring, GlobalSCAPE Vice President of Sales. "Carahsoft is a leading provider of IT solutions to the government sector and this relationship allows us to provide this important customer base with proven, industry-leading solutions they can easily deploy and operate. It also allows us to build on our prior government sales successes and solution developments."

GlobalSCAPE received a $2.8M order from the US Army in May 2007 for secure client and server-based managed file transfer solutions as well as the associated maintenance and support. Since then, GlobalSCAPE has closed additional government business and, in November 2008, announced receipt of the Certificate of Networthiness (CoN) from the US Army Network Technology Command (NETCOM).

"GlobalSCAPE clearly is a company on the move in the government IT market," said Craig P. Abod, Carahsoft president. "We are pleased to add GlobalSCAPE to our GSA Schedule, providing government agencies with rapid, straightforward access to these mission-enabling solutions."

When asked to comment on the partnership, Craig A. Robinson, COO of GlobalSCAPE, stated "Having a strong relationship with a company of Carahsoft's stature and reputation in government IT will make buying our solutions easier and faster for government customers no matter the organization or its location. We recognize the critical importance of long-term, pre-approved contract vehicles to these government organizations and look forward to working with Carahsoft to deliver business through their GSA Schedule."

About Carahsoft

Carahsoft Technology Corp. is the trusted Government IT solutions provider, combining technological expertise with a thorough understanding of the government procurement process to help federal, state and local government agencies select and implement the best solution at the best possible value. As a top-ranked GSA Schedule Contract holder, Carahsoft is the largest government partner and serves as the master government aggregator for many of its best-of-breed vendors. The company's dedicated Solutions Divisions support proactive sales, marketing and delivery of Symantec, Storage Solutions, VMware, Adobe, Open Source, Data Domain, HR, HP Software, Intelligence, and SAP. Visit www.carahsoft.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or to business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2007 calendar year, as amended by Form 10-K/A Number 1 filed with the Security Exchange Commission on August 28, 2008.